UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2009

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 19, 2009, Brett A. Roberts, Chief Executive Officer of Credit Acceptance Corporation (the "Company"), entered into a Rule 10b5-1 trading plan (the "Plan"). The Plan is an agreement between Mr. Roberts and a broker to sell common stock of the Company that will be acquired through the exercise of certain of Mr. Roberts’ employee stock options that expire on December 31, 2009. Pursuant to the Plan, stock options with respect to a maximum of 100,000 shares of common stock of the Company may be exercised and the underlying common stock sold beginning on September 1, 2009 until the Plan expires on December 31, 2009. The Plan specifies the number of options that may be exercised and underlying shares of common stock that may be sold at predetermined times and at predetermined prices. The Plan may be cancelled as provided in the Plan.

Mr. Roberts entered into the Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Any transactions under the Plan will be reported by Mr. Roberts through Rule 144 filings and individual Form 4 filings with the Securities and Exchange Commission, as required.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

June 23, 2009	By:	/s/ Kenneth S. Booth

Name: Kenneth S. Booth
Title: Chief Financial Officer